The Allianz Variable Insurance Products Trust Prospectus May 1, 2007

                    ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

                   AZL(SM) DREYFUS FOUNDERS EQUITY GROWTH FUND
                             AZL(SM) OCC VALUE FUND
                        AZL(SM) VAN KAMPEN COMSTOCK FUND
                     AZL(SM) VAN KAMPEN MID CAP GROWTH FUND


PROSPECTUS DATED MAY 1, 2007

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ALLIANZ LIFE ADVISERS, LLC (THE "MANAGER")
Shares of each Fund are sold exclusively to certain insurance companies in connection with particular variable annuity contracts and/or variable life insurance policies they issue. The insurance companies invest in shares of the Funds in accordance with instructions received from owners of the applicable annuity or life insurance contract.

This Prospectus must be accompanied or preceded by a current prospectus for the variable annuity contracts or variable life insurance policies that invest in the Funds.

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QUESTIONS?
CALL TOLL FREE AT 1-877-833-7113 OR CONTACT YOUR INVESTMENT REPRESENTATIVE.
The Securities and Exchange Commission has not approved or disapproved the shares described in this Prospectus or determined whether this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may contain information on Funds not available under your variable annuity contract or life insurance policy. Please refer to your variable annuity contract or life insurance policy prospectus for information regarding the investment options available to you.

THESE SECURITIES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY, ANY BANK OR AN AFFILIATE OF ANY BANK, NOR ARE THEY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC), OR ANY OTHER AGENCY OF THE UNITED STATES, OR ANY BANK OR AN AFFILIATE OF ANY BANK; AND ARE SUBJECT TO INVESTMENT RISKS INCLUDING POSSIBLE LOSS OF VALUE.

"AZL" is a service mark of Allianz SE (formerly Allianz AG) that has been filed for registration. Allianz SE is the ultimate owner of the Manager.

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              Not FDIC Insured o May Lose Value o No Bank Guarantee
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     THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST *Prospectus* May 1, 2007

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TABLE OF CONTENTS                                           ALLIANZ VIP FUNDS
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TABLE OF CONTENTS

OVERVIEW.................................................3
    AZL(SM) DREYFUS FOUNDERS EQUITY GROWTH FUND..........4
    AZL(SM) OCC VALUE FUND...............................8
    AZL(SM) VAN KAMPEN COMSTOCK FUND....................12
    AZL(SM) VAN KAMPEN MID CAP GROWTH FUND..............15

MORE ABOUT THE FUNDS....................................18
    TEMPORARY DEFENSIVE POSITIONS.......................18
    FOREIGN AND EMERGING MARKETS RISK...................18

FUND MANAGEMENT.........................................19
    THE MANAGER.........................................19
    THE SUBADVISERS OF THE FUNDS........................19
    THE PORTFOLIO MANAGERS OF THE FUNDS.................20
    DUTIES OF THE MANAGER AND SUBADVISERS...............22
    PAYMENTS TO AFFILIATED INSURANCE COMPANIES..........22
    TRANSFER SUPPORTED FEATURES OF
         CERTAIN ANNUITY CONTRACTS......................23
    MANAGEMENT FEES.....................................23
    LEGAL PROCEEDINGS...................................24
    THE ADMINISTRATOR AND DISTRIBUTOR...................25
    THE CUSTODIAN.......................................25

SHAREHOLDER INFORMATION.................................26
    PRICING OF FUND SHARES..............................26
    PURCHASE AND REDEMPTION OF SHARES...................26
    MARKET TIMING.......................................27
    DISTRIBUTION (12B-1) FEES...........................27
    DIVIDENDS, DISTRIBUTIONS AND TAXES..................27

FINANCIAL HIGHLIGHTS....................................29


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     THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST *Prospectus* May 1, 2007

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OVERVIEW                                                 ALLIANZ VIP FUNDS
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OVERVIEW
The Allianz Variable Insurance Products Trust (the "VIP Trust") offers 40 separate investment portfolios (together, the "Funds," "VIP Funds" or "Allianz VIP Funds," and each individually, a "Fund," "VIP Fund," or "Allianz VIP Fund"). Within the scope of an investment program approved by the Board of Trustees to the VIP Funds (the "Board" the "Trustees" or the "Board of Trustees"), the Funds are managed by Allianz Life Advisers, LLC (the "Manager"), which in turn has retained certain asset management firms (the "Subadvisers") to make investment decisions on behalf of the Funds. The Manager selected each Subadviser based on the Subadviser's experience with the investment strategy for which it was selected. Set forth below are the Funds and the corresponding Subadviser. The VIP Trust provides investment vehicles for variable annuity contracts and variable life insurance policies offered by the separate accounts of various life insurance companies affiliated with the Manager. The separate accounts buy, and own, shares of the Funds on behalf of owners of variable annuity contracts and variable life insurance policies who direct purchase payments to subaccounts of the separate accounts that invest in the Funds. Therefore, you cannot directly purchase, nor will you directly own, shares of the Funds.


------------------------------------------------- -----------------------------------------------------
FUND                                              SUBADVISER
------------------------------------------------- -----------------------------------------------------
AZL Dreyfus Founders Equity Growth Fund           Founders Asset Management LLC
------------------------------------------------- -----------------------------------------------------
AZL OCC Value Fund                                Oppenheimer Capital LLC (affiliated with the Manager)
------------------------------------------------- -----------------------------------------------------
AZL Van Kampen Comstock Fund                      Van Kampen Asset Management
------------------------------------------------- -----------------------------------------------------
AZL Van Kampen Mid Cap Growth Fund                Van Kampen Asset Management
------------------------------------------------- -----------------------------------------------------




Certain of the Funds may have names, investment objectives, strategies, portfolio manager(s), and characteristics that are substantially similar to other mutual funds managed by the Subadvisers. However, the asset size, portfolio composition, fees, and expenses of a Fund may be different from those of any similar fund, and performance may be better or worse. No representation is made that the Funds will perform in an equivalent manner to the similar funds. Other funds may be added or removed from the VIP Trust from time to time.

The following funds have names that suggest a focus on a particular type of investment:
     AZL Dreyfus Founders Equity Growth Fund
     AZL Van Kampen Mid Cap Growth Fund
In accordance with Rule 35d-1 under the Investment Company Act of 1940 (the "1940 Act"), each of these funds has adopted a policy that it will, under normal circumstances, invest at least 80% of its assets (exclusive of collateral received in connection with securities lending) in investments of the type suggested by its name. A Fund's policy to invest at least 80% of its assets in such a manner is not a "fundamental" policy, which means that it may be changed without the vote of a majority of a Fund's outstanding shares as defined in the 1940 Act. The name of each of these Funds may be changed at any time by a vote of the Trustees. However, Rule 35d-1 also requires that shareholders be given written notice at least 60 days prior to any change by a Fund of its 80% investment policy.

THE INVESTMENT OBJECTIVE OF EACH FUND MAY BE CHANGED BY THE TRUSTEES WITHOUT SHAREHOLDER APPROVAL.

The following is a summary of certain key information that describes each Fund's objectives, principal investment strategies, principal investment risks and certain performance information.

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     THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST *Prospectus* May 1, 2007
                                       3

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RISK/RETURN SUMMARY             AZL(SM)DREYFUS FOUNDERS EQUITY GROWTH FUND
--------------------------------------------------------------------------------

RISK/RETURN SUMMARY

AZL(SM) DREYFUS FOUNDERS EQUITY GROWTH FUND
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INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGIES
The investment objective of the AZL Dreyfus Founders Equity Growth Fund is long-term growth of capital and income.

To pursue this goal the Fund invests primarily in common stocks of large, well-established and mature companies. The Fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in stocks that are included in a widely recognized index of stock market performance. While a significant portion of these stocks normally would be expected to pay regular dividends, it may invest in non-dividend paying companies if they offer better prospects for capital appreciation. The Fund will provide notice to shareholders at least 60 days prior to any change in this large capitalization policy. The Fund defines large capitalization as companies with market capitalizations within the range of the Russell 1000 Growth Index, which is the large cap Russell index used by the Fund for comparative purposes. At times, the Fund may overweight or underweight certain industry sectors relative to its benchmark index. The Fund may also invest up to 30% of its total assets in foreign securities. The Fund will not invest more than 5% of its net assets in bonds, debentures, convertible securities, and corporate obligations rated below investment grade.

The Subadviser uses a "growth style" of investing. The Subadviser uses a consistent, bottom-up approach to build equity portfolios, searching for companies across all industries whose fundamental strengths may lead to superior earnings growth over time. Using this disciplined, hands-on approach, the Subadviser looks for both domestic and foreign companies having some or all of the following characteristics:
o    Demonstrated, sustainable growth that is faster than their peers
o    Strong management team
o Superior products or services with leading market positions and growing brand identities
o    Financial, marketing, and operating strength

The Fund may engage in active and frequent trading in order to achieve its investment objectives.

For temporary defensive purposes, or when cash is temporarily available, the Fund may invest in investment grade, short-term debt instruments, including government, corporate and money market securities. If the Fund invests substantially in such instruments, it may not be pursuing its principal investment strategies and may not achieve its investment objective.


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PRINCIPAL INVESTMENT RISKS
The price per share of the Fund will fluctuate with changes in value of the investments held by the Fund. You may lose money by investing in the Fund. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the FDIC or any other government agency. There is no guarantee that the Fund will achieve its objective. The Fund faces the following general risks:
o MARKET RISK: The values of stocks fluctuate in response to the activities of individual companies and general stock market conditions. Stock prices may decline over short or even extended periods. Stocks are more volatile and riskier than some other forms of investments, such as short-term, high-grade fixed income securities.
o SELECTION RISK: Selection risk is the risk that poor security selection will cause the Fund to underperform other funds with similar investment objectives.
o GROWTH STOCKS RISK: The returns on growth stocks may or may not move in tandem with the returns on other styles of investing, or the stock market. Growth stocks may be particularly susceptible to rapid price swings during periods of economic uncertainty or in the event of earnings disappointments. Further, growth stocks typically have little or no dividend income to cushion the effect of adverse market conditions. To the extent a growth style of investing emphasizes certain sectors of the market such investments will be more sensitive to market, political, regulatory, and economic factors affecting those sectors.

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     THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST *Prospectus* May 1, 2007
                                       4

o INDUSTRY SECTOR RISK: At times, the Fund may increase the relative emphasis of its investments in a particular industry. Stocks of issuers in a particular industry are subject to changes in economic conditions, government regulations, availability of basic resources or supplies, or other events that affect that industry more than others. To the extent that the Fund has greater emphasis on investments in a particular industry, its share values may fluctuate in response to events affecting that industry.
o FOREIGN RISK: Because the Fund may own securities of foreign issuers, it may be subject to risks not usually associated with owning securities of U.S. issuers, such as different accounting, legal and disclosure standards, different trading market and practices and trading in different currencies.
o FREQUENT TRADING: The Fund may actively and frequently trade its portfolio securities. High portfolio turnover (100% or more) results in higher transaction costs and can adversely affect the Fund's performance.

For more information about Temporary Defensive Positions and Foreign and Emerging Markets Risk, see "More About the Funds."

A description of the Fund's policies and procedures with respect to the disclosure of the Fund's portfolio holdings is included in the SAI.


-----------------------------------------------------------------------------------------------------------------------------
WHO MAY WANT TO INVEST?
-------------------------------------------------------------- ------------------------------------------------------------
CONSIDER INVESTING IN THIS FUND IF YOU ARE:                    THIS FUND MAY NOT BE APPROPRIATE FOR SOMEONE:
-------------------------------------------------------------- ------------------------------------------------------------
o   Investing for long-term goals, such as retirement          o   Seeking safety of principal
-------------------------------------------------------------- ------------------------------------------------------------
o   Seeking income and growth of capital                       o   Investing for the short-term or investing emergency
                                                                   reserves
-------------------------------------------------------------- ------------------------------------------------------------
o   Seeking to add a large capitalization component to your
    portfolio
-------------------------------------------------------------- ------------------------------------------------------------

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PERFORMANCE INFORMATION
The following bar chart and table provide an indication of the risks of an investment in the Fund by showing changes in its performance from year to year and by showing how the Fund's average annual returns for one year, 5 years, and since its inception compare with those of a broad measure of market performance.

Both the bar chart and the table assume reinvestment of dividends and distributions, and reflect fee waivers. Without fee waivers, the Fund's performance would have been lower.

The performance of the Fund will vary from year to year. The Fund's performance does not reflect the cost of insurance and separate account charges which are imposed under your variable annuity contract or variable life insurance policy. If they were included, performance would be reduced. Past performance does not indicate how the Fund will perform in the future.

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     THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST *Prospectus* May 1, 2007
                                       5

PERFORMANCE BAR CHART AND TABLE

                           CALENDAR YEAR TOTAL RETURN

[Performance Bar Chart Graphic Omitted:
               2002:-30.70%; 2003:24.25%; 2004:7.72%;2005:4.56%;2006:12.93%]

     HIGHEST AND LOWEST QUARTER RETURNS (FOR PERIODS SHOWN IN THE BAR CHART)
Highest (Q2, 2003)                              12.08%
Lowest (Q2, 2002)                               -16.12%

AVERAGE ANNUAL TOTAL RETURNS
                                                               ONE YEAR ENDED      FIVE YEARS ENDED
                                               INCEPTION      DECEMBER 31, 2006    DECEMBER 31, 2006    SINCE INCEPTION
AZL Dreyfus Founders Equity Growth Fund        11/5/2001           12.93%                1.83%               2.84%
Russell 1000 Growth Index                                           9.07%                2.69%               3.88%

The Fund's performance is compared to the Russell 1000 Growth Index, an unmanaged index that measures performance of individual securities found in the Russell universe with higher price-to-book ratios and higher forecasted growth values. The index does not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for services provided to the Fund. Investors cannot invest directly in an index, although they can invest in the underlying securities.


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FEES AND EXPENSES
ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
The following expense table indicates the estimated expenses that an investor will incur as a shareholder of the Fund during the current fiscal year. These expenses are reflected in the share price of the Fund. The table below only reflects Fund expenses. Since the Funds are offered exclusively for variable contracts, there are also additional separate account expenses that would apply. If applicable separate account expenses were included, overall expenses would be higher.

Management Fee                                                      .79%
Distribution (12b-1) Fees                                           .25%
Other Expenses                                                      .16%
                                                                    ----
Total Annual Fund Operating Expenses                               1.20%
Fee Waiver((1))                                                    0.00%
                                                                   -----
Net Annual Fund Operating Expenses((1))                            1.20%
                                                                   =====
(1) The Manager and the Fund have entered into a written contract limiting operating expenses to 1.20% through April 30, 2008. The Fund is authorized to reimburse the Manager for management fees previously waived and/or for the cost of Other Expenses paid by the Manager provided that such reimbursement will not cause the Fund to exceed any limits in effect at the time of such reimbursement. The Fund's ability to reimburse the Manager in this manner only applies to fees paid or reimbursements made by the Manager within the three fiscal years prior to the date of such reimbursement. The amount of the reimbursements, if any, is included in the financial statements in the Fund's shareholder reports and is reflected in Other Expenses in the table above.

Please see the contract prospectus for more information regarding the additional fees and expenses associated with your variable contract.

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     THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST *Prospectus* May 1, 2007
                                       6

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EXPENSE EXAMPLE
Use the following table to compare fees and expenses of the Fund to other investment companies. It illustrates the amount of fees and expenses an investor would pay, assuming (1) a $10,000 investment, (2) 5% annual return, (3) redemption at the end of each time period, and (4) no changes in the Fund's total operating expenses. It does not reflect the effect of any fee or expense waivers. It also does not reflect separate account or insurance contract fees and charges. If it did, the costs shown would be higher. An investor's actual costs may be different.

      1 YEAR            3 YEARS           5 YEARS          10 YEARS
       $122               $381             $660             $1,455

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     THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST *Prospectus* May 1, 2007
                                       7

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RISK/RETURN SUMMARY                                      AZL(SM) OCC VALUE FUND
--------------------------------------------------------------------------------

AZL(SM) OCC VALUE FUND

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INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGIES
The investment objective of the AZL OCC Value Fund is long-term growth of capital and income.

The Fund seeks to achieve its investment objective by investing under normal circumstances at least 65% of its total assets in common stocks of companies with market capitalizations of more than $5 billion at the time of investment and prices below the Subadviser's estimate of intrinsic value. Intrinsic value refers to the value placed on a company by the Subadviser consistent with its expectation of longer term economic earnings and cash flows. To achieve income, the Fund may invest a portion of its assets in income producing (e.g., dividend paying) common stocks. Depending upon market conditions, the Fund may invest more heavily in certain sectors.

The Subadviser selects stocks for the Fund using a "value" style. The Subadviser determines valuation based on characteristics such as price-to-earnings, price-to-book, and price-to-cash flow ratios. The Subadviser analyzes stocks and seeks to identify the key drivers of financial results and catalysts for change, such as new management and new or improved products, that indicate a company may demonstrate improving fundamentals in the future. The Subadviser looks to sell a stock when it believes that the company's business fundamentals are weakening, when the stock's valuation has become excessive or when an alternative investment opportunity is deemed more attractive.

The Fund may also invest to a limited degree in other kinds of equity securities, including preferred stocks and convertible securities. The Fund may invest up to 15% of its total assets in foreign securities, except that it may invest without limit in ADRs. The Fund may utilize foreign currency exchange contracts, options, or other derivative instruments.

For temporary defensive purposes, or when cash is temporarily available, the Fund may invest in investment grade, short-term debt instruments, including government, corporate and money market securities. If the Fund invests substantially in such instruments, it may not be pursuing its principal investment strategies and may not achieve its investment objective.

--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT RISKS
The price per share of the Fund will fluctuate with changes in value of the investments held by the Fund. You may lose money by investing in the Fund. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the FDIC or any other government agency. There is no guarantee that the Fund will achieve its objective. The Fund faces the following general risks:
o MARKET RISK: The values of stocks fluctuate in response to the activities of individual companies and general stock market and economic conditions. Stock prices may decline over short or even extended periods. Stocks are more volatile and riskier than some other forms of investment, such as short-term, high-grade fixed income securities.
o SELECTION RISK: Selection risk is the risk that poor security selection will cause the Fund to underperform other funds with similar investment objectives.
o VALUE STOCKS RISK: A "value" style of investing emphasizes undervalued companies with characteristics for improved valuations. This style of investing is subject to the risk that the valuations never improve or that the returns on "value" equity securities are less than returns on other styles of investing, or the overall stock market.
o CAPITALIZATION RISK: Because the Fund invests in mid-capitalization companies, it will have capitalization risk. These companies may present additional risk because they have less predictable earnings, more volatile share prices and less liquid securities than large capitalization companies. These securities may fluctuate in value more than those of larger, more established companies and, as a group, may suffer more severe price declines during periods of generally declining stock prices.
o FOREIGN RISK: Because the Fund may own securities of foreign issuers, it may be subject to risks not usually associated with owning securities of U.S. issuers, such as different accounting, legal and disclosure standards, different trading market and practices, and trading in different currencies.

--------------------------------------------------------------------------------
     THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST *Prospectus* May 1, 2007
                                       8

o CURRENCY RISK: Because the Fund may invest directly in foreign currencies and in securities that trade in, or receive revenues in, foreign currencies, it is subject to the risk that those currencies will decline in value relative to the U.S. Dollar, or, in the case of hedging positions, that the U.S. Dollar will decline in value relative to the currency being hedged. Currency rates in foreign countries may fluctuate significantly over short periods of time for a number of reasons, including changes in interest rates, intervention (or the failure to intervene) by U.S. or foreign governments, central banks or supranational entities such as the International Monetary Fund, or by the imposition of currency controls or other political developments in the U.S. or abroad.
o SECTOR RISK: At times, the Fund may invest more heavily in particular business sectors or industries. Stocks of issuers in a particular sector are subject to changes in economic conditions, government regulations, availability of basic resources or supplies, or other events that affect that sector more than others. The Fund's performance may suffer if a sector in which the Fund has invested more heavily does not perform as expected.
o DERIVATIVE INSTRUMENTS RISK: The Fund may invest in derivative instruments such as futures, options and options on futures, in order to hedge a portfolio security. The value of a derivative instrument is generally determined independently from the hedged security and could result in a loss to the Fund when a change in the price of the derivative does not correlate with a change in the value of the hedged security. Derivatives used for risk management may not have the intended effect and may result in losses or missed opportunities. Derivatives can increase share price volatility and those that involve leverage could magnify losses. Certain types of derivatives involve costs to the Fund that can reduce returns. The other party to a derivatives contract could default.
o CREDIT RISK: Credit risk is the chance that a bond issuer will fail to repay interest and principal in a timely manner, reducing the Fund's return. Also, an issuer may suffer adverse changes in financial condition that could lower the credit quality and liquidity of a security, leading to greater volatility in the price of the security and the Fund's shares.
o FREQUENT TRADING: The Fund may actively and frequently trade its portfolio securities. High portfolio turnover (100% or more) results in higher transaction costs and can adversely affect the Fund's performance.

For more information about Temporary Defensive Positions and Foreign and Emerging Markets Risk, see "More About the Funds."

A description of the Fund's policies and procedures with respect to the disclosure of the Fund's portfolio holdings is included in the SAI.


-----------------------------------------------------------------------------------------------------------------------------
WHO MAY WANT TO INVEST?
--------------------------------------------------------------- ------------------------------------------------------------
CONSIDER INVESTING IN THIS FUND IF YOU ARE:                     THIS FUND MAY NOT BE APPROPRIATE FOR SOMEONE:
--------------------------------------------------------------- ------------------------------------------------------------
o   Investing for long-term goals, such as retirement           o   Seeking safety of principal
--------------------------------------------------------------- ------------------------------------------------------------
o   Seeking to add a mid to large cap, value component to       o   Investing for the short-term or investing emergency
    your portfolio                                                  reserves
--------------------------------------------------------------- ------------------------------------------------------------
o   Seeking long-term growth of capital and income and are      o   Looking primarily for regular income
    willing to accept the risks associated with investing in
    mid to large cap value stocks
--------------------------------------------------------------- ------------------------------------------------------------

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     THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST *Prospectus* May 1, 2007
                                       9

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PERFORMANCE INFORMATION
The following bar chart and table provide an indication of the risks of an investment in the Fund by showing changes in its performance from year to year and by showing how the Fund's average annual returns for one year, five years and since its inception compare with those of a broad measure of market performance.

Both the bar chart and the table assume reinvestment of dividends and distributions, and reflect fee waivers. Without fee waivers, the Fund's performance would have been lower.

The performance of the Fund will vary from year to year. The Fund's performance does not reflect the cost of insurance and separate account charges which are imposed under your variable annuity contract or variable life insurance policy. If they were included, performance would be reduced. Past performance does not indicate how the Fund will perform in the future.

PERFORMANCE BAR CHART AND TABLE
                           CALENDAR YEAR TOTAL RETURN

[Performance Bar Chart graphic ommitted:
                 2002:-24.90%; 2003:45.21%; 2004:16.52% 2005:2.67%; 2006:20.11%]


     HIGHEST AND LOWEST QUARTER RETURNS (FOR PERIODS SHOWN IN THE BAR CHART)

Highest (Q2, 2003)                               27.02%
Lowest (Q3, 2002)                               -28.05%

AVERAGE ANNUAL TOTAL RETURNS
                                                               ONE YEAR ENDED      FIVE YEARS ENDED
                                             INCEPTION        DECEMBER 31, 2006    DECEMBER 31, 2006    SINCE INCEPTION
AZL OCC Value Fund                           11/5/2001             20.11%                9.40%               11.07%
Russell 1000 Value Index                                           22.25%               10.86%               11.84%

The Fund's performance is compared to the Russell 1000 Value Index, an unmanaged index that measures performance of the certain securities found in the Russell universe with less-than-average growth orientation and low price-to-book and earnings ratios. The index does not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for services provided to the Fund. Investors cannot invest directly in an index, although they can invest in the underlying securities.

--------------------------------------------------------------------------------
     THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST *Prospectus* May 1, 2007
                                       10

--------------------------------------------------------------------------------
FEES AND EXPENSES
ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
The following expense table indicates the estimated expenses that an investor will incur as a shareholder of the Fund during the current fiscal year. These expenses are reflected in the share price of the Fund. The tables below only reflect Fund expenses. Since the Funds are offered exclusively for variable contracts, there are also additional separate account expenses that would apply. If applicable separate account expenses were included, overall expenses would be higher.

Management Fee                                                           .75%
Distribution (12b-1) Fees                                                .25%
Other Expenses(1)                                                        .11%
                                                                        -----
Total Annual Fund Operating Expenses                                    1.11%
Fee Waiver((2))                                                         0.00%
                                                                        -----
Net Annual Fund Operating Expenses((2))                                 1.11%
                                                                        =====

(1)  Other Expenses have been restated to reflect current expenses.
(2) The Manager and the Fund have entered into a written contract limiting operating expenses to 1.20% through April 30, 2008. The Fund is authorized to reimburse the Manager for management fees previously waived and/or for the cost of Other Expenses paid by the Manager provided that such reimbursement will not cause the Fund to exceed any limits in effect at the time of such reimbursement. The Fund's ability to reimburse the Manager in this manner only applies to fees paid or reimbursements made by the Manager within the three fiscal years prior to the date of such reimbursement. The amount of the reimbursements, if any, is included in the financial statements in the Fund's shareholder reports and is reflected in Other Expenses in the table above.

Please see the contract prospectus for more information regarding the additional fees and expenses associated with your variable contract.

--------------------------------------------------------------------------------
EXPENSE EXAMPLE
Use the following table to compare fees and expenses of the Fund to other investment companies. It illustrates the amount of fees and expenses an investor would pay, assuming (1) a $10,000 investment, (2) 5% annual return, (3) redemption at the end of each time period, and (4) no changes in the Fund's total operating expenses. It does not reflect the effect of any fee or expense waivers. It also does not reflect separate account or insurance contract fees and charges. If it did, the costs shown would be higher. An investor's actual costs may be different.

      1 YEAR            3 YEARS           5 YEARS          10 YEARS
       $113               $353             $612             $1,352

--------------------------------------------------------------------------------
     THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST *Prospectus* May 1, 2007
                                       11

--------------------------------------------------------------------------------
RISK/RETURN SUMMARY                         AZL(SM) VAN KAMPEN COMSTOCK FUND
--------------------------------------------------------------------------------

AZL(SM) VAN KAMPEN COMSTOCK FUND
--------------------------------------------------------------------------------
INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGIES
The investment objective of the AZL Van Kampen Comstock Fund is to seek capital growth and income through investing in equity securities, including common stocks, preferred stocks and convertible securities.

In pursuit of its objective, the Fund normally invests at least 80% of its net assets plus any borrowings for investment purposes in common stocks. In selecting securities for investment, the Fund focuses primarily on the security's potential for capital growth and income.

The Fund emphasizes a "value" style of investing in seeking well-established, undervalued companies. The Fund's Subadviser generally seeks to identify companies that are undervalued and have identifiable factors that might lead to improved valuations. This catalyst could come from within the company in the form of new management, operational enhancements, restructuring or reorganization. It could also be an external factor, such as an improvement in industry conditions or a regulatory change. The Fund may invest in issuers of small-, medium- or large-capitalization companies.

The Fund may dispose of a security whenever, in the opinion of the Fund's Subadviser, factors indicate it is desirable to do so. Such factors include changes in economic or market factors in general or with respect to a particular industry, a change in the market trend or other factors affecting an individual security, change in the relative market performance or appreciation possibilities offered by individual securities and other circumstances bearing on the desirability of a given investment.

The Fund may invest up to 25% of its total assets in securities of foreign issuers, including emerging market securities. The Fund may purchase or sell certain derivative instruments, such as options, futures and options on futures, for hedging and cash management purposes.

The Fund may invest up to 10% of its total assets in real estate investment trusts (REITs).

For temporary defensive purposes, or when cash is temporarily available, the Fund may invest in investment grade, short-term debt instruments, including government, corporate and money market securities. If the Fund invests substantially in such instruments, it may not be pursuing its principal investment strategies and may not achieve its investment objective.


--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT RISKS
The price per share of the Fund will fluctuate with changes in value of the investments held by the Fund. You may lose money by investing in the Fund. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the FDIC or any other government agency. There is no guarantee that the Fund will achieve its objective. The Fund faces the following general risks:
o MARKET RISK: The values of stocks fluctuate in response to the activities of individual companies and general stock market and economic conditions. Stock prices may decline over short or even extended periods. Stocks are more volatile and riskier than some other forms of investment, such as short-term, high-grade fixed income securities.
o SELECTION RISK: Selection risk is the risk that poor security selection will cause the Fund to underperform other funds with similar investment objectives.
o VALUE STOCKS RISK: A "value" style of investing emphasizes undervalued companies with characteristics that might lead to improved valuations. This style of investing is subject to the risk that the valuations never improve or that the returns on "value" equity securities are less than returns on other styles of investing, or the overall stock market.
o CAPITALIZATION RISK: To the extent the Fund Invests significantly in small or mid-capitalization companies, it may have capitalization risk. These companies may present additional risk because they have less predictable earnings, more volatile share prices and less liquid securities than large capitalization companies. These securities may fluctuate in value more than those of larger, more established companies and, as a group, may suffer more severe price declines during periods of generally declining stock prices.
o FOREIGN AND EMERGING MARKETS RISK: Because the Fund may own securities of foreign issuers, it may be subject to risks not usually associated with owning securities of U.S. issuers, such as different accounting, legal and disclosure

--------------------------------------------------------------------------------
     THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST *Prospectus* May 1, 2007
                                       12
    standards, different trading market and practices, and trading in different currencies. In addition, investments in emerging markets, which the Fund is permitted to make, present greater risk than investments in developed countries.

o REAL ESTATE INVESTMENTS RISK: The performance of real estate investments (REITs) depends on the strength of real estate markets, REIT management and property management which can be affected by many factors, including national and regional economic conditions.
o DERIVATIVE INSTRUMENTS RISK: The Fund may invest in derivative instruments such as futures, options and options on futures, in order to hedge a portfolio security. The value of a derivative instrument is generally determined independently from the hedged security and could result in a loss to the Fund when a change in the price of the derivative does not correlate with a change in the value of the hedged security. Derivatives used for risk management may not have the intended effect and may result in losses or missed opportunities. Derivatives can increase share price volatility and those that involve leverage could magnify losses. Certain types of derivatives involve costs to the Fund that can reduce returns. The other party to a derivatives contract could default.

For more information about Temporary Defensive Positions and Foreign and Emerging Markets Risk, see "More About the Funds."

A description of the Fund's policies and procedures with respect to the disclosure of the Fund's portfolio holdings is included in the SAI.

-----------------------------------------------------------------------------------------------------------------------------
WHO MAY WANT TO INVEST?

----------------------------------------------------------------- ----------------------------------------------------------
CONSIDER INVESTING IN THIS FUND IF YOU ARE:                       THIS FUND MAY NOT BE APPROPRIATE FOR SOMEONE:
----------------------------------------------------------------- ----------------------------------------------------------
o   Seeking capital growth and income over the long term          o   Seeking safety of principal
----------------------------------------------------------------- ----------------------------------------------------------
o   Investing for long-term goals, such as retirement             o   Investing for the short-term or investing emergency
                                                                      reserves
----------------------------------------------------------------- ----------------------------------------------------------
o   Seeking to add a value stock component to your portfolio      o   Looking primarily for regular income
----------------------------------------------------------------- ----------------------------------------------------------
o   Can withstand volatility in the value of their investment
----------------------------------------------------------------- ----------------------------------------------------------

--------------------------------------------------------------------------------
PERFORMANCE INFORMATION
The following bar chart and table provide an indication of the risks of an investment in the Fund by showing changes in its performance from year to year and by showing how the Fund's average annual returns for one year, five years and since its inception compare with those of a broad measure of market performance.

Both the bar chart and the table assume reinvestment of dividends and distributions, and reflect fee waivers. Without fee waivers, the Fund's performance would have been lower.

The performance of the Fund will vary from year to year. The Fund's performance does not reflect the cost of insurance and separate account charges which are imposed under your variable annuity contract or variable life insurance policy. If they were included, performance would be reduced. Past performance does not indicate how the Fund will perform in the future.

PERFORMANCE BAR CHART AND TABLE
                           CALENDAR YEAR TOTAL RETURN

[Performance Bar Chart graphic ommitted:
       2002: -19.87%; 2003:30.53%; 2004:17.12%; 2005:3.92%; 2006:15.76%]


--------------------------------------------------------------------------------
     THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST *Prospectus* May 1, 2007
                                       13

     HIGHEST AND LOWEST QUARTER RETURNS (FOR PERIODS SHOWN IN THE BAR CHART)
Highest (Q2, 2003)                             17.73%
Lowest (Q3, 2002)                             -18.94%

AVERAGE ANNUAL TOTAL RETURNS
                                                               ONE YEAR ENDED      FIVE YEARS ENDED
                                             INCEPTION        DECEMBER 31, 2006    DECEMBER 31, 2006    SINCE INCEPTION
AZL Van Kampen Comstock Fund                 5/1/2001              15.76%                8.06%               5.99%
Russell 1000 Value Index                                           22.25%               10.86%               8.66%

The Fund's performance is compared to the Russell 1000 Value Index, an unmanaged index that measures the performance of the certain securities found in the Russell universe with less-than-average growth orientation and low price-to-book and earnings ratios. The index does not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for services provided by the Fund. Investors cannot invest directly in an index, although they can invest in its underlying securities.


--------------------------------------------------------------------------------
FEES AND EXPENSES
ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
The following expense table indicates the estimated expenses that an investor will incur as a shareholder of the Fund during the current fiscal year. These expenses are reflected in the share price of the Fund. The tables below only reflect Fund expenses. Since the Funds are offered exclusively for variable contracts, there are also additional separate account expenses that would apply. If applicable separate account expenses were included, overall expenses would be higher.

Management Fee(1)                                                   .73%
Distribution (12b-1) Fees                                           .25%
Other Expenses                                                      .10%
                                                                    ----
Total Annual Fund Operating Expenses                               1.08%
Fee Waiver((2))                                                    0.00%
                                                                -  -----
Net Annual Fund Operating Expenses ((2))                           1.08%
                                                                   =====

(1) The Manager and the fund have entered into a written agreement whereby the Manager has voluntarily reduced the management fee to 0.75% on the first $100 million of assets, 0.70% on assets from $100 million to $500 million and 0.65% on assets over $500 million through April 30, 2008. If this temporary fee reduction were reflected in the table, the Net Annual Fund Operating Expense would be lower.
(2) The Manager and the Fund have entered into a written contract limiting operating expenses to 1.20% through April 30, 2008. The Fund is authorized to reimburse the Manager for management fees previously waived and/or for the cost of Other Expenses paid by the Manager provided that such reimbursement will not cause the Fund to exceed any limits in effect at the time of such reimbursement. The Fund's ability to reimburse the Manager in this manner only applies to fees paid or reimbursements made by the Manager within the three fiscal years prior to the date of such reimbursement. The amount of the reimbursements, if any, is included in the financial statements in the Fund's shareholder reports and is reflected in Other Expenses in the table above.

Please see the contract prospectus for more information regarding the additional fees and expenses associated with your variable contract.

--------------------------------------------------------------------------------
EXPENSE EXAMPLE
Use the following table to compare fees and expenses of the Fund to other investment companies. It illustrates the amount of fees and expenses an investor would pay, assuming (1) a $10,000 investment, (2) 5% annual return, (3) redemption at the end of each time period, and (4) no changes in the Fund's total operating expenses. It does not reflect the effect of any fee or expense waivers. It also does not reflect separate account or insurance contract fees and charges. If it did, the costs shown would be higher. An investor's actual costs may be different.

      1 YEAR            3 YEARS           5 YEARS          10 YEARS
       $110               $343             $595             $1,317

--------------------------------------------------------------------------------
     THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST *Prospectus* May 1, 2007
                                       14

--------------------------------------------------------------------------------
RISK/RETURN SUMMARY                      AZL(SM) VAN KAMPEN MID CAP GROWTH FUND
--------------------------------------------------------------------------------

AZL(SM) VAN KAMPEN MID CAP GROWTH FUND
--------------------------------------------------------------------------------
INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGIES
The investment objective of the AZL Van Kampen Mid Cap Growth Fund is to seek capital growth.

The Fund normally invests at least 80% of its net assets plus any borrowings for investment purposes in common stocks and other equity securities of mid capitalization growth companies. The Fund considers mid capitalization companies to be those that, at the time of purchase, have market capitalizations within the range of the Russell MidCap Growth Index, which was between $621 million and $21.6 billion at December 31, 2006. The Fund may also invest in preferred stocks and securities convertible into common stocks or other equity securities. The Fund will provide notice to shareholders at least 60 days prior to any change in this mid capitalization policy.

The Fund seeks to invest in high quality companies it believes have sustainable competitive advantages and the ability to redeploy capital at high rates of return. The Fund typically favors companies with rising returns on invested capital, above average business visibility, strong free cash flow generation and attractive risk/reward. The Fund generally considers selling an investment when it determines the company no longer satisfies its investment criteria.

The Fund may purchase and sell certain derivative instruments, such as options, futures and options on futures, for hedging and cash management purposes. In addition, the Fund may enter into various currency transactions, such as currency forward contracts and currency futures contracts.

The Fund may invest up to 25% of its total assets in securities of foreign companies, including emerging market securities, primarily through ownership of depositary receipts.

The Fund may invest up to 10% of its total assets in real estate investment trusts (REITs).

For temporary defensive purposes, or when cash is temporarily available, the Fund may invest in investment grade, short-term debt instruments, including government, corporate and money market securities. If the Fund invests substantially in such instruments, it may not be pursuing its principal investment strategies and may not achieve its investment objective.


--------------------------------------------------------------------------------
PRINCIPAL INVESTMENT RISKS
The price per share of the Fund will fluctuate with changes in value of the investments held by the Fund. You may lose money by investing in the Fund. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the FDIC or any other government agency. There is no guarantee that the Fund will achieve its objective. The Fund faces the following general risks:
o MARKET RISK: The values of stocks fluctuate in response to the activities of individual companies and general stock market and economic conditions. Stock prices may decline over short or even extended periods. Stocks are more volatile and riskier than some other forms of investment, such as short-term, high-grade fixed income securities.
o SELECTION RISK: Selection risk is the risk that poor security selection will cause the Fund to underperform other funds with similar investment objectives.
o GROWTH STOCKS RISK: The returns on growth stocks may or may not move in tandem with the returns on other styles of investing, or the stock market. Growth stocks may be particularly susceptible to rapid price swings during periods of economic uncertainty or in the event of earnings disappointments. Further, growth stocks typically have little or no dividend income to cushion the effect of adverse market conditions. To the extent a growth style of investing emphasizes certain sectors of the market, such investments will be more sensitive to market, political, regulatory and economic factors affecting those sectors.
o CAPITALIZATION RISK: To the extent the Fund invests significantly in mid-capitalization companies, it may have capitalization risk. These companies may present additional risk because they have less predictable earnings, more volatile share prices and less liquid securities than large capitalization companies. These securities may fluctuate in value more than those of larger, more established companies and, as a group, may suffer more severe price declines during periods of generally declining stock prices.
o FOREIGN AND EMERGING MARKETS RISK: Because the Fund may own securities of foreign issuers, it may be subject to risks not usually associated with owning securities of U.S. issuers, such as different accounting, legal and disclosure

--------------------------------------------------------------------------------
     THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST *Prospectus* May 1, 2007
                                       15
    standards, different trading market and practices, and trading in different currencies. In addition, investments in emerging markets, which the Fund is permitted to make, present greater risk than investments in developed countries.
o REAL ESTATE INVESTMENTS RISK: The performance of real estate investments (REITs) depends on the strength of real estate markets, REIT management and property management which can be affected by many factors, including national and regional economic conditions.
o DERIVATIVE INSTRUMENTS RISK: The Fund may invest in derivative instruments such as futures, options and options on futures, in order to hedge a portfolio security. The value of a derivative instrument is generally determined independently from the hedged security and could result in a loss to the Fund when a change in the price of the derivative does not correlate with a change in the value of the hedged security. Derivatives used for risk management may not have the intended effect and may result in losses or missed opportunities. Derivatives can increase share price volatility and those that involve leverage could magnify losses. Certain types of derivatives involve costs to the Fund that can reduce returns. The other party to a derivatives contract could default.

For more information about Temporary Defensive Positions and Foreign and Emerging Markets Risk, see "More About the Funds." A description of the Fund's policies and procedures with respect to the disclosure of the Fund's portfolio holdings is included in the SAI.

-----------------------------------------------------------------------------------------------------------------------------
WHO MAY WANT TO INVEST?
---------------------------------------------------------- -----------------------------------------------------------------
CONSIDER INVESTING IN THIS FUND IF YOU ARE:                THIS FUND MAY NOT BE APPROPRIATE FOR SOMEONE:
---------------------------------------------------------- -----------------------------------------------------------------
o   Seeking capital growth over the long-term              o   Seeking safety of principal
---------------------------------------------------------- -----------------------------------------------------------------
o   Not seeking current income from their investment       o   Investing for the short-term or investing emergency reserves
---------------------------------------------------------- -----------------------------------------------------------------
o   Able to withstand substantial volatility in the        o   Looking primarily for regular income
    value of their shares of the Fund
---------------------------------------------------------- -----------------------------------------------------------------
o   Wishing to add to their investment portfolio a fund
    that emphasizes a growth style of investing in common
    stocks and other equity securities
---------------------------------------------------------- -----------------------------------------------------------------

The following bar chart and table provide an indication of the risks of an investment in the Fund by showing changes in its performance from year to year and by showing how the Fund's average annual returns for one year, five years and since its inception compare with those of a broad measure of market performance.

Both the bar chart and the table assume reinvestment of dividends and distributions, and reflect fee waivers. Without fee waivers, the Fund's performance would have been lower.

The Fund's performance does not reflect the cost of insurance and separate account charges which are imposed under your variable annuity contract or variable life insurance policy. If they were included, performance would be reduced. Past performance does not indicate how the Fund will perform in the future.

PERFORMANCE BAR CHART AND TABLE
                           CALENDAR YEAR TOTAL RETURN

[PERFORMANCE BAR CHART graphic ommitted:
      2002: -24.25%; 2003: 28.43%; 2004: 21.23%; 2005: 17.54%; 2006: 9.21%]

--------------------------------------------------------------------------------
     THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST *Prospectus* May 1, 2007
                                       16

     HIGHEST AND LOWEST QUARTER RETURNS (FOR PERIODS SHOWN IN THE BAR CHART)
                 Highest (Q2, 2003)                             13.46%
                 Lowest (Q3, 2002)                             -15.72%

AVERAGE ANNUAL TOTAL RETURNS
                                                                ONE YEAR ENDED       FIVE YEARS ENDED
                                               INCEPTION       DECEMBER 31, 2006    DECEMBER 31, 2006    SINCE INCEPTION
AZL Van Kampen Mid Cap Growth Fund             5/1/2001              9.21%                8.65%               6.84%
Russell MidCap Growth Index                                         10.66%                8.22%               5.52%

The Fund's performance is compared to the Russell MidCap Growth Index, an unmanaged index which measures the performance individual securities found in the Russell MidCap universe with higher price-to-book ratios and higher forecasted growth values. The index does not reflect the deduction of fees associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for services provided to the Fund. Investors cannot invest directly in an index, although they can invest in the underlying securities.


--------------------------------------------------------------------------------
FEES AND EXPENSES
ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
The following expense table indicates the estimated expenses that an investor will incur as a shareholder of the Fund during the current fiscal year. These expenses are reflected in the share price of the Fund. The table below only reflects Fund expenses. Since the Funds are offered exclusively for variable contracts, there are also additional separate account expenses that would apply. If applicable separate account expenses were included, overall expenses would be higher.

Management Fee(1)                                                   .82%
Distribution (12b-1) Fees                                           .25%
Other Expenses(2)                                                   .09%
                                                                    ----
Total Annual Fund Operating Expenses                               1.16%
Fee Waiver((3))                                                    0.00%
                                                                   -----
Net Annual Fund Operating Expenses(1),((3))                        1.16%
                                                                   =====

(1) The Manager and the Fund have entered into a written agreement whereby the Manager has voluntarily reduced the management fee to 0.80% on the first $100 million of assets and 0.75% on assets above $100 million through April 30, 2008. If this temporary fee reduction were included in the table, the Net Annual Fund Operating Expenses would be lower.
(2) Other Expenses have been restated to reflect current expenses.
(3) The Manager and the Fund have entered into a written contract limiting operating expenses to 1.30% through April 30, 2008. The Fund is authorized to reimburse the Manager for management fees previously waived and/or for the cost of Other Expenses paid by the Manager provided that such reimbursement will not cause the Fund to exceed any limits in effect at the time of such reimbursement. The Fund's ability to reimburse the Manager in this manner only applies to fees paid or reimbursements made by the Manager within the three fiscal years prior to the date of such reimbursement. The amount of the reimbursements, if any, is included in the financial statements in the Fund's shareholder reports and is reflected in Other Expenses in the table above.

Please see the contract prospectus for more information regarding the additional fees and expenses associated with your variable contract.

--------------------------------------------------------------------------------
EXPENSE EXAMPLE
Use the following table to compare fees and expenses of the Fund to other investment companies. It illustrates the amount of fees and expenses an investor would pay, assuming (1) a $10,000 investment, (2) 5% annual return, (3) redemption at the end of each time period, and (4) no changes in the Fund's total operating expenses. It does not reflect the effect of any fee or expense waivers. It also does not reflect separate account or insurance contract fees and charges. If it did, the costs shown would be higher. An investor's actual costs may be different.

      1 YEAR            3 YEARS           5 YEARS          10 YEARS
       $118               $368             $638             $1,409

--------------------------------------------------------------------------------
     THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST *Prospectus* May 1, 2007
                                       17

--------------------------------------------------------------------------------
MORE ABOUT THE FUNDS
--------------------------------------------------------------------------------

MORE ABOUT THE FUNDS
Investors should carefully consider their investment goals and willingness to tolerate investment risk before allocating their investment among the Funds. The Funds have the flexibility to make portfolio investments and engage in other investment techniques that are in addition to the principal strategies discussed in this prospectus. More information on the Funds' investment strategies and risks may be found in the SAI (see back cover).

Unless otherwise indicated, any percentage limitation on a Fund's holdings which is set forth in the Risk/Return Summaries above is applied only when securities of the kind in question are purchased.

In addition to the information about the Funds in the Risk/Return Summaries, investors should consider the following information about the Funds.


-------------------------------------------------------------------------------
TEMPORARY DEFENSIVE POSITIONS
In order to meet liquidity needs or for temporary defensive purposes, each Fund may hold investments, including uninvested cash reserves, that are not part of its main investment strategy. Each of the Funds may invest for temporary defensive purposes up to 100% of its total assets in money market instruments, including short-term debt securities issued by the U.S. Government and its agencies and instrumentalities, domestic bank obligations, commercial paper or in repurchase agreements secured by bank instruments (with regard to Funds that invest in foreign securities, such investments may include those of foreign governments and companies). In addition, each Fund may hold equity securities which in the Subadviser's opinion are more conservative than the types of securities in which the Fund typically invests. To the extent the Funds are engaged in temporary or defensive investments, a Fund may not achieve its investment objective.


--------------------------------------------------------------------------------
FOREIGN AND EMERGING MARKETS RISK
The Funds which can invest in securities of foreign issuers may be subject to risks not usually associated with owning securities of U.S. issuers. These risks include:
o the lack of, or less stringent, uniform accounting, auditing and financial reporting standards;
o    changes in currency exchange rates;
o nationalization, confiscation, difficulties enforcing contracts or foreign withholding taxes;
o political instability and diplomatic developments that could adversely affect a Fund's investments;
o less government oversight of foreign stock exchanges, brokers and listed companies;
o less liquidity due to lower trading volumes of foreign markets, which may increase price volatility;
o foreign trading practices (including higher trading commissions, higher custodial charges and delayed settlements);
o    less publicly available information about foreign companies; and
o negative effect on the value of a Fund's investments due to fluctuations in the exchange rates between the U.S. dollar and foreign currencies. Foreign currency exchange rates may fluctuate significantly over short periods of time for a number of reasons, including changes in interest rates, intervention (or the failure to intervene) by U.S. or foreign governments, central banks or supranational entities such as the International Monetary Fund, or the imposition of currency controls or other political developments in the U.S. or abroad.

In addition, those Funds which can invest in foreign emerging markets are subject to greater risk than those affecting foreign issuers generally. Emerging market countries often have political, legal and economic systems that are less developed and less stable than those of more developed nations, making such investments less liquid and more volatile.

--------------------------------------------------------------------------------
     THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST *Prospectus* May 1, 2007
                                       18

--------------------------------------------------------------------------------
FUND MANAGEMENT
--------------------------------------------------------------------------------

FUND MANAGEMENT

--------------------------------------------------------------------------------
THE MANAGER
Allianz Life Advisers, LLC serves as the Manager for the Funds pursuant to the terms of an investment management agreement. The Manager has signed subadvisory agreements or portfolio management agreements ("Subadvisory Agreements") with various Subadvisers for portfolio management functions for the Funds. The Subadvisers manage the portfolio securities of the Funds and provide additional services including research, selection of brokers and similar services. The Manager compensates the Subadvisers for their services as provided in the Subadvisory Agreements. A discussion of the Board of Trustees' basis for approving the Funds' Investment Management Agreement with the Manager and the Subadvisory Agreements with the subadvisers is available in the Funds' Annual Reports for the year ended December 31, 2006.

The Manager was established as an investment adviser by Allianz Life Insurance Company of North America in April 2001. The Manager does not provide investment advice with regard to selection of individual portfolio securities, but rather evaluates and selects subadvisers for the Trust, subject to the oversight of the Board of Trustees. The Manager currently acts as Manager of all of the Funds of the Trust, which as of December 31, 2006, had aggregate assets of $7.87 billion. The Manager monitors and reviews the activities of each of the Subadvisers. In addition, the Manager constantly evaluates possible additional or alternative subadvisers for the Trust. Currently, the Manager's only client other than the Trust is the Allianz Variable Insurance Products Fund of Funds Trust.

The Manager's address is 5701 Golden Hills Drive, Minneapolis, Minnesota 55416.


------------------------------------------------------------------------------------------   --------------------------
Subadviser                                                                                   Fund(s)
------------------------------------------------------------------------------------------   --------------------------
Founders Asset Management LLC ("Founders"), is a wholly-owned subsidiary of Dreyfus
Service Corporation, which is a wholly-owned subsidiary of Dreyfus. The Founders corporate offices are located at 210 University Boulevard, Suite 800, Denver, Colorado
80206. Founders and its predecessor companies have operated as investment advisers since
1938. Founders also serves as investment adviser or subadviser to other investment companies.
On December 4, 2006, Mellon Financial Corporation and The Bank of New York Company, Inc.
announced that they had entered into a definitive agreement to merge.  The new company         AZL Dreyfus Founders
will be called The Bank of New York Mellon Corporation.  As part of this transaction,          Equity Growth Fund
Founders, the Funds' Subadviser, currently an indirect wholly-owned subsidiary of Mellon
Financial Corporation, would become an indirect wholly-owned subsidiary of The Bank of
New York Mellon Corporation.
The transaction is subject to certain regulatory approvals and the approval of The Bank of New York Company, Inc.'s and Mellon Financial Corporation's shareholders, as well as other customary conditions to closing.  Subject to such approvals and the satisfaction of the other conditions, Mellon Financial Corporation and The Bank of New York Company,
Inc. expect the transaction to be completed in the third quarter of 2007.
------------------------------------------------------------------------------------------   --------------------------
Oppenheimer Capital LLC ("OCC"), is a wholly-owned subsidiary of Allianz Global              AZL OCC Value Fund
Investors NY Holdings LLC, which is a wholly-owned subsidiary of Allianz Global
Investors U.S. Equities LLC. Allianz Global Investors U.S. Equities LLC is a
wholly-owned subsidiary of Allianz Global Investors of America L.P. OCC is a Delaware
limited liability company and is a registered investment adviser under the Advisers Act.
Its principal place of business is 1345 Avenue of the Americas, 48th Floor, New York,
New York 10105. As of December 31, 2006, OCC had aggregate assets under management of
$27.5 billion. OCC is affiliated with the Manager.
------------------------------------------------------------------------------------------   -------------------------

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     THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST *Prospectus* May 1, 2007
                                       19


Subadviser                                                                                   Fund(s)
------------------------------------------------------------------------------------------   ------------------------
Van Kampen Asset Management ("VKAM"), is a wholly-owned subsidiary of Van Kampen             AZL Van Kampen
Investments Inc. ("Van Kampen") and was founded in 1927. Van Kampen, together with its       Comstock Fund
affiliated asset management companies, had approximately $492 billion under management or supervision as of December 31, 2006. Van Kampen is a wholly-owned subsidiary of MSAM
Holdings II, Inc. which is a wholly-owned subsidiary of Morgan Stanley. The offices of Van   AZL Van Kampen Mid Cap
Kampen Asset Management are located at 1221 Avenue of the Americas, New York, NY 10020.      Growth Fund
-------------------------------------------------------------------------------------------- ------------------------


--------------------------------------------------------------------------------
THE PORTFOLIO MANAGERS OF THE FUNDS
AZL DREYFUS FOUNDERS EQUITY GROWTH FUND
John B. Jares is the portfolio manager of the Fund. Mr. Jares, a Chartered Financial Analyst, is a portfolio manager at The Boston Company Asset Management, LLC, an affiliate of Founders, where he has been employed since July 2006. He has also been employed by Founders since 2001. He was formerly a vice president and senior portfolio manager at Delaware Investments from 2000 to November 2001, a vice president and portfolio manager at Berger LLC from 1997 to 2000, and a large-cap equity analyst and subsequently a co-portfolio manager at Founders from 1994 to 1997.

AZL OCC VALUE FUND
Colin Glinsman, Managing Director and Chief Investment Officer of Oppenheimer Capital's Value/Core equity platform, is the portfolio manager of the AZL OCC Value Fund and is responsible for overseeing the AZL OCC Renaissance Fund's portfolio management team. Mr. Glinsman is lead manager of Oppenheimer Capital's Large Cap Focus strategy. He joined Oppenheimer Capital in 1989. Mr. Glinsman holds a BA in Economics from Yale University and an MS in Accounting from New York University.

AZL VAN KAMPEN COMSTOCK FUND
The Fund's portfolio is managed within the Subadviser's Multi-Cap Value team. Current members of the Multi-Cap Value team include B. Robert Baker who is the Fund's lead portfolio manager, Jason Leder, and Kevin Holt, Managing Directors of the Subadviser.

All portfolio managers who work on the portfolio are responsible for generating investment ideas. Each portfolio manager has discretion over the sectors they cover. The Multi-Cap Value Team meets formally every week to discuss the portfolio. This is open for debate with all the managers providing their opinions and ideas. Lead portfolio manager, Mr. Baker, has ultimate responsibility for the strategy and is the final arbiter on decisions.

The composition of the team may change without notice from time to time. See below for more information about the portfolio managers.

AZL VAN KAMPEN MID CAP GROWTH FUND
The Fund's portfolio is managed within the Subadviser's U.S. Growth Team. The Current members of the team include Dennis Lynch and David Cohen, Managing Directors of the Subadviser, and Sam Chainani and Alexander Norton, Executive Directors of the Subadviser.

Dennis Lynch is the lead portfolio manager of the Fund. David Cohen, Sam Chainani, and Alex Norton are co-portfolio managers. Members of the team collaborate to manage the assets of the Fund. The team manages their funds in 5 primary strategies.

The composition of the team may change without notice from time to time. See below for more information about the portfolio managers.

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     THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST *Prospectus* May 1, 2007
                                       20

THE VAN KAMPEN PORTFOLIO MANAGERS:

o Michael Allison has worked for the Subadviser since 2000 and has managed the AZL Van Kampen Global Franchise Fund since February 2005.
o B. Robert Baker, has worked for the Subadviser since 1991 and has managed the AZL Van Kampen Comstock Fund since 2001.
o Thomas Bastian has worked for the Subadviser since 2003 and joined the team managing the AZL Van Kampen Equity and Income Fund in 2003 and has managed the AZL Van Kampen Growth and Income Fund since 2003. Prior to that, he was a portfolio manager at Eagle Asset Management from 1999 to 2003.
o Theodore R. Bigman has worked for the Subadviser since 1995 and has been managing the AZL Van Kampen Global Real Estate Fund since 2006.
o Dudley Brickhouse has worked for the Subadviser since 1997 and has managed the AZL Van Kampen Aggressive Growth Fund and AZL Van Kampen Strategic Growth Fund since 2001.
o Sam Chainani has worked for the Subadviser since 1996 and has managed the AZL Van Kampen Mid Cap Growth since 2004.
o David Cohen has worked for the Subadviser since 1993 and has managed the AZL Van Kampen Mid Cap Growth Fund since 2003.
o Paras Dodhia has worked for the Subadviser since 2002 and has managed the AZL Van Kampen Global Franchise Fund since 2002. Prior to 2002, Mr. Dodhia was an Equity Analyst for JP Morgan Chase.
o Hassan Elmasry, has worked for the Subadviser since 1995 and has managed the AZL Van Kampen Global Franchise Fund since April 2002.
o James Gilligan has worked for the Subadviser since 1985 and joined the team managing the AZL Van Kampen Equity and Income Fund in 1990 and has managed the AZL Van Kampen Growth and Income Fund since 2001.
o Matthew Hart has worked for the Subadviser since 1997 and has managed the AZL Van Kampen Aggressive Growth Fund and AZL Van Kampen Strategic Growth Fund since 2001.
o Gerhardt Herbert has worked for the Subadviser since 1994 and joined the team managing the AZL Van Kampen Equity and Income Fund in 2005. Prior to 2005, Mr. Herbert worked in an investment management capacity with the Subadviser.
o Angeline Ho has worked for the Subadviser since 1997 and has been managing the AZL Van Kampen Global Real Estate Fund since 2006.
o Kevin Holt has worked for the Subadviser since 1999 and has managed the AZL Van Kampen Comstock Fund since 2001.
o Sven van Kemenade has worked for the Subadviser since 1997 and has been managing the AZL Van Kampen Global Real Estate Fund since 2006.
o Steven Kreider has worked for the Subadviser since February 1998 and began managing both the AZL Equity and Income Fund and the AZL Growth and Income Fund in April 2007.
o Mark Laskin has worked for the Subadviser since October 2000 and began managing both the AZL Equity and the AZL Growth and Income Fund in January 2007.
o Jason Leder has worked for the Subadviser since 1995 and has managed the AZL Van Kampen Comstock Fund since 2001.
o Gary Lewis, has worked for the Subadviser since 1986 and has managed the AZL Van Kampen Aggressive Growth Fund and AZL Van Kampen Strategic Growth Fund since 2001.
o Janet Luby has worked for the Subadviser since 1995 and has managed the AZL Van Kampen Aggressive Growth Fund and AZL Van Kampen Strategic Growth Fund since 2001.
o Dennis Lynch, who is the Fund's lead portfolio manager, has worked for the Subadviser since 1998 and has managed the AZL Van Kampen Mid Cap Growth Fund since 2003.
o Sergio Marcheli has worked for the Subadviser since 2002 and joined the team managing the AZL Van Kampen Equity and Income Fund in 2003 and has managed the AZL Van Kampen Growth and Income Fund since 2003. From 2002-2003, Mr. Marcheli worked in an investment management capacity with the Subadviser and prior to that, he worked in a marketing capacity for an affiliate of the Subadviser.
o Scott Miller has worked for the Subadviser since 2001 and has managed the AZL Van Kampen Aggressive Growth Fund and AZL Van Kampen Strategic Growth Fund since 2001. Prior to that, he was a student at the University of Chicago Graduate Business School.
o Alex Norton has worked for the Subadviser since 2000 and has managed the AZL Van Kampen Mid Cap Growth Fund since July 2005.




--------------------------------------------------------------------------------
     THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST *Prospectus* May 1, 2007
                                       21

o Michael te Paske has worked for the Subadviser since 1997 and has been managing the AZL Van Kampen Global Real Estate Fund since 2006.
o James O. Roeder has worked for the Subadviser since 1999 and joined the team managing the AZL Van Kampen Equity and Income Fund in 1999 and has managed the AZL Van Kampen Growth and Income Fund since 2001.
o Jayson Vowles has worked for the Subadviser since 2003 and has managed the AZL Van Kampen Global Franchise Fund since 2003. Prior to 2003, Mr. Vowles worked for Goldman Sachs International from 2001 to 2003 as an associate, modeling fixed income derivatives. More Information About Fund Management

The Manager and Oppenheimer Capital LLC are subsidiaries of Allianz SE (formerly Allianz AG), one of the world's largest insurance and financial services companies. On October 13, 2006, Allianz AG, which was previously an "Aktiengesellschaft" or German Stock Corporation, changed its legal form into a "Societas Europaea" (SE) or European Stock Corporation, while maintaining its legal identity as the surviving corporation. Allianz SE is headquartered in Munich, Germany and has operations in more than 70 countries. As of December 31, 2006, Allianz SE had assets under management of more than $1 trillion. In North America, Allianz SE subsidiaries are engaged in the life insurance, property casualty insurance, broker-dealer, banking, investment adviser, and mutual fund businesses.

The SAI has more detailed information about the Manager, the Subadvisers and other service providers. The SAI also provides additional information about the portfolio managers' compensation, other accounts managed by the portfolio managers, and the portfolio managers' ownership of securities in the Funds.


--------------------------------------------------------------------------------
DUTIES OF THE MANAGER AND SUBADVISERS
Within the scope of an investment program approved by the Board of Trustees, the Manager oversees the AZL Funds and the selection of Subadvisers and advises on the Funds' investment policies. The Subadvisers determine which securities are bought and sold, and in what amounts. The Manager continuously monitors the performance of various investment management organizations, including the Subadvisers, and generally oversees the services provided to Allianz VIP Funds by its administrator, custodian and other service providers. Further information about the Subadvisers is included in the SAI.

The Manager is paid a fee as set forth under "Fees" below, by the Fund for its services, which includes any fee paid to the Subadviser.

Each of these Funds and the Manager, under an order received from the Securities and Exchange Commission ("SEC") on September 17, 2002, may enter into and materially amend agreements with Subadvisers without obtaining shareholder approval. This type of structure is commonly known as a "Manager of Managers" structure. For any Fund that is relying on the order, the Manager may:
o   hire one or more subadvisers;
o   change subadvisers; and
o   reallocate management fees between itself and subadvisers.

The Manager continues to have the ultimate responsibility for the investment performance of these Funds due to its responsibility to oversee Subadvisers and recommend their hiring, termination and replacement. No Fund will rely on the order until it receives approval from:
o   its shareholders; or
o the Fund's sole initial shareholder before the Fund is available to the public, and the Fund states in its prospectus that it intends to rely on the order. The Manager will not enter into an agreement with an affiliated subadviser without that agreement, including the compensation to be paid under it, being similarly approved except as may be permitted by applicable law.

--------------------------------------------------------------------------------
PAYMENTS TO AFFILIATED INSURANCE COMPANIES
Currently, the Funds are available as underlying investment options of variable annuity contracts and variable life insurance policies (the "Products") offered by Allianz Life Insurance Company of North America and its affiliates (the "Affiliated Insurance Companies"), which are also affiliates of the Manager. In addition to the Funds, these products

--------------------------------------------------------------------------------
     THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST *Prospectus* May 1, 2007
                                       22
include other funds for which the Manager is not the investment manager (the "Nonproprietary Funds"). The Affiliated Insurance Companies may receive payments from the sponsors of the Nonproprietary Funds as a result of including them as investment options in the Products. Similarly, the Affiliated Insurance Companies are allocated resources, including revenue earned by the Manager for providing investment management and other services to the Funds, as a result of including the Funds in the Products. The amount of payments from Nonproprietary Funds or allocations of resources from the Manager varies, and may be significant and may create an incentive for the Affiliated Insurance Companies regarding its decision of which funds to include in the Products.

OTHER ADMINISTRATIVE SERVICES
The Affiliated Insurance Companies provide administrative and other services to the contract and policy owners on behalf of the funds, including the Funds and the Nonproprietary Funds, that are available under the Products. The Affiliated Insurance Companies may receive payment for these services.


--------------------------------------------------------------------------------
TRANSFER SUPPORTED FEATURES OF CERTAIN ANNUITY CONTRACTS
The Funds may be offered under certain variable annuities that have guaranteed value or benefit features that are supported by automatic transfers between investment choices available under the product (the "Transfer Supported Features"). If the Transfer Supported Features are available to you, they are described in the prospectus for your variable annuity contract. These features may be known as the Guaranteed Account Value Benefit, Guaranteed Principal Value Benefit, the PRIME Plus Benefit, the Lifetime Plus Benefit or another name. Under the Transfer Supported Features, contract values are rebalanced periodically. This rebalancing can cause a fund, including the Funds, to incur transactional expenses as it buys or sells securities to manage asset inflows or outflows. Also, large outflows from a fund may increase expenses attributable to the assets remaining in the fund. These increased expenses can have an adverse impact on the performance of an affected fund and on contract or policy owners who have assets allocated to it. Even if you do not participate in the Transfer Supported Programs you may be impacted if you allocate assets to a fund, including the Funds, that is affected by transfers under the Transfer Supported Features.


-----------------------------------------------------------------------------------------------------------------------------
MANAGEMENT FEES
Each Fund paid the Manager a fee for advisory services (including subadvisory fees) during 2006 at the annual rate shown on the following table, before and after fee waivers:

                                                                   PERCENTAGE OF AVERAGE          PERCENTAGE OF AVERAGE
                                                                 NET ASSETS AS OF 12/31/06      NET ASSETS AS OF 12/31/06
                                                                     BEFORE FEE WAIVERS             AFTER FEE WAIVERS
----------------------------------------------------------------------------------------------------------------------------
AZL Dreyfus Founders Equity Growth Fund                                    0.79%                          0.79%
----------------------------------------------------------------------------------------------------------------------------
AZL OCC Value Fund                                                         0.75%                          0.75%
----------------------------------------------------------------------------------------------------------------------------
AZL Van Kampen Comstock Fund                                               0.73%                          0.71%
----------------------------------------------------------------------------------------------------------------------------
AZL Van Kampen Mid Cap Growth Fund                                         0.82%                          0.78%
----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST *Prospectus* May 1, 2007
                                       23

--------------------------------------------------------------------------------
LEGAL PROCEEDINGS
As of May 1, 2007 the Manager is not aware of any material pending legal proceedings, other than routine litigation incidental to the conduct of their respective businesses, to which the Funds, the Manager or the principal underwriter is a party. However, some of the Subadvisers currently are the subject of investigations or proceedings which relate to their management of other mutual funds. Brief descriptions thereof are set forth below. Terms that are defined in the following legal proceedings apply only to the sections in which they appear. Such proceedings would be material only to the extent that they are likely to have a material adverse effect on the ability of the Subadviser to perform its agreement with the Manager.

THE DREYFUS CORPORATION
To the best of its knowledge, the Subadviser is not a party to any material pending legal proceedings, other than ordinary routine litigation incidental to the business.

OPPENHEIMER CAPITAL LLC
In June and September 2004, Allianz Global Investors of America, L.P., the parent company of OCC, and certain of its affiliates (Allianz Global Investors Fund Management LLC ("AGIFM") , PEA Capital LLC ("PEA") and Allianz Global Investors Distributors LLC) agreed to settle, without admitting or denying the allegations, claims brought by the SEC, the New Jersey Attorney General and the California Attorney General alleging violations of federal and state securities laws with respect to certain open-end funds for which AGIFM serves as investment adviser. Two settlements (with the SEC and New Jersey) related to an alleged "market timing" arrangement in certain open-end funds sub-advised by PEA. Two settlements (with the SEC and California) related to the alleged use of cash and fund portfolio commissions to finance "shelf-space" arrangements with broker-dealers for open-end funds. AGIFM and its affiliates agreed to pay a total of $68 million to settle the claims related to market timing and $20.6 million to settle the claims related to shelf-space. In addition to monetary payments, the settling parties agreed to undertake certain corporate governance, compliance and disclosure reforms related to market timing, brokerage commissions, revenue sharing and shelf-space arrangements, and consented to cease and desist orders and censures. None of the settlements alleged that any inappropriate activity took place with respect to the Fund.

Since February 2004, AGIFM and certain of its affiliates and their employees have been named as defendants in a number of pending lawsuits concerning "market timing," and "revenue sharing/shelf -space/directed brokerage," which allege the same or similar conduct underlying the regulatory settlements discussed above. The market timing lawsuits have been consolidated in a multi-district litigation proceeding in the United States District Court for the District of Maryland, and the revenue sharing/shelf-space/directed brokerage lawsuits have been consolidated in the United States District Court for the District of Connecticut. Any potential resolution of these matters may include, but not be limited to, judgments or settlements for damages against AGIFM or its affiliates or related injunctions.

OCC believes that these matters are not likely to have a material adverse effect on the Fund or on its ability to perform its investment advisory activities relating to the Fund.

The foregoing speaks only as of the date of this prospectus. While there may be additional litigation or regulatory developments in connection with the matters discussed above, the foregoing disclosure of litigation and regulatory matters will be updated, if required, only if those developments are material.

VAN KAMPEN ASSET MANAGEMENT  (MORGAN STANLEY)
Morgan Stanley discloses pending litigation that it believes is or may be material in its filings on Form 10-K and Forms 10-Q made with the U.S. Securities and Exchange Commission (the "Commission"). For information regarding such litigation, please refer to the information under Part I, Item 3 in Morgan Stanley's Form 10-K (File No. 1-11758) with respect to the fiscal year ended November 30, 2006, as filed with the Commission.

With respect to Van Kampen, no material items were reported on Morgan Stanley's Form 10-K for the fiscal year ended November 30, 2006.


--------------------------------------------------------------------------------
     THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST *Prospectus* May 1, 2007
                                       24

--------------------------------------------------------------------------------
THE ADMINISTRATOR AND DISTRIBUTOR
BISYS Fund Services Ohio, Inc. ("BISYS"), whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, serves as the Funds' administrator, transfer agent and fund accountant. Administrative services of BISYS include providing office space, equipment and clerical personnel to the Funds and supervising custodial, auditing, valuation, bookkeeping, legal and dividend disbursing services.

BISYS Fund Services L.P., whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035 serves as the Funds' distributor.

OTHER DISTRIBUTION SERVICES
The Affiliated Insurance Companies may make payments for distribution services to other companies, including companies affiliated with the Affiliated Insurance Companies, to provide certain distribution related services for the Funds. The companies that receive such payments may in turn, pay any or all of these fees to their registered representatives who have provided distribution services. The payments made for distribution services under these agreements are paid by the Affiliated Insurance Companies and are not paid out of Fund assets.


--------------------------------------------------------------------------------
THE CUSTODIAN
The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60675 serves as custodian to the Fund. The Northern Trust Company is paid certain fees and reimbursed for certain out-of-pocket expenses for its services. Fees paid by the Fund for these services are included under "Other Expenses" in the Fees and Expenses table for each Fund.

The SAI provides additional information about the services provided to the Funds.


--------------------------------------------------------------------------------
     THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST *Prospectus* May 1, 2007
                                       25

--------------------------------------------------------------------------------
SHAREHOLDER INFORMATION
--------------------------------------------------------------------------------

SHAREHOLDER INFORMATION
PRICING OF FUND SHARES
The price of each fund share is based on its Net Asset Value (NAV). The NAV is the current value of a share in a mutual fund. The NAV is calculated by adding the total value of a Fund's investments and other assets, subtracting its liabilities, and then dividing that figure by the number of outstanding shares of the Fund:

        NAV = (Total Assets - Liabilities) / Number of Shares Outstanding

Per share NAV for each Fund, other than the Money Market Fund, is determined and its shares are priced at the close of regular trading on the New York Stock Exchange, normally at 4:00 p.m. Eastern Time, on days the NYSE is open.

The securities (other than short-term debt securities) of the Funds are generally valued at current market prices. If market quotations are not available, or if an event occurs after the pricing of a security has been established that would likely cause the value to change, the value of the security may be priced at fair value as determined in good faith by or at the direction of the Funds' Trustees.

Foreign securities held by the Funds are valued on a daily basis using a fair valuation program approved by the Funds' Trustees. The fair valuation program includes processes administered by an independent pricing agent (based upon changes in certain markets, indices, and/or securities, if applicable) that may result in a value different from the last closing price of such foreign security on its principal overseas market or exchange.

The effect of using fair value pricing is that the Fund's NAV will be subject to the judgment of the Board of Trustees or its designees instead of being determined by the market. In addition, foreign securities acquired by a Fund may be valued in foreign markets on days when the Fund's NAV is not calculated. In such cases, the NAV of a Fund may be significantly affected on days when investors cannot buy or sell shares.

PURCHASE AND REDEMPTION OF SHARES
Investors may not purchase or redeem shares of the Funds directly, but only through the variable annuity contracts and variable life insurance policies offered through the separate accounts of participating insurance companies. You should refer to the prospectus of the participating insurance company's variable products for information on how to purchase a variable annuity contract or variable life insurance policy, how to select specific Allianz VIP Funds as investment options for your contract or policy and how to redeem monies from the Funds.

Orders for the purchase and redemption of shares of a Fund received before the NYSE closes are effected at the net asset value per share determined as of the close of trading on the NYSE (generally 4:00 p.m. Eastern Time) that day. Orders received after the NYSE closes are effected at the next calculated net asset value. Payment for redemption will be made by the Funds within 7 days after the request is received.

The Funds may suspend the right of redemption under certain extraordinary circumstances in accordance with the rules of the Securities and Exchange Commission. The Funds do not assess any fees when they sell or redeem their shares.

The right of purchase and redemption of Fund shares may also be restricted, and purchase orders may be rejected, in accordance with the market timing policy of the Trust as described under the "Market Timing" section below, and the market timing policy of the separate accounts of participating insurance companies. Please refer to your contract prospectus for the market timing policy of the separate account for your contract.

Each Fund reserves the right to make payment in securities rather than cash, known as "redemption in kind." This could occur under extraordinary circumstances, such as a large redemption that could affect Fund operations (for example, more than 1% of the Fund's net assets). If the Fund deems it advisable for the benefit of all shareholders, redemption in kind will consist of securities equal in market value to the accumulation unit value allocated under your variable contract to the subacount that invests in the Fund. When these securities are converted to cash, the associated brokerage charges will be deducted from the assets of the subaccount.

The Funds currently do not foresee any disadvantages to investors if the Funds serve as an investment medium for both variable annuity contracts and variable life insurance policies. However, it is theoretically possible that the interest of

--------------------------------------------------------------------------------
     THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST *Prospectus* May 1, 2007
                                       26
owners of annuity contracts and insurance policies for which the Funds serve as an investment medium might at some time be in conflict due to differences in tax treatment or other considerations. The Board of Trustees and each participating insurance company would be required to monitor events to identify any material conflicts between variable annuity contract owners and variable life insurance policy owners, and would have to determine what action, if any, should be taken in the event of such a conflict. If such a conflict occurred, an insurance company investing in a Fund might be required to redeem the investment of one or more of its separate accounts from the Fund, which might force the Fund to sell securities at disadvantageous prices.

MARKET TIMING
The Board of Trustees has adopted a policy that the Funds will not knowingly permit market timing or other abusive short-term trading practices. Market timing is frequent or short-term trading activity by certain investors in a fund intending to profit at the expense of other investors in the same fund by taking advantage of pricing inefficiencies that can prevent a fund's share price from accurately reflecting the value of its portfolio securities. For example, investors may engage in short-term trading in funds that invest in securities which trade on overseas securities markets to take advantage of the difference between the close of the overseas markets and the close of the U.S. markets. This type of short-term trading is sometimes referred to as "time-zone arbitrage." Funds that invest in other securities which are less liquid, or are traded less often, may be vulnerable to similar pricing inefficiencies.

Market timing and other abusive short-term trading practices may adversely impact a fund's performance by preventing portfolio managers from fully investing the assets of the fund, diluting the value of shares, or increasing the fund's transaction costs. To the extent that certain of the Funds have significant holdings in foreign securities (including emerging markets securities), small cap stocks, or high yield bonds, or any combination thereof, the risks of market timing may be greater for those Funds than for other Funds. The Funds are offered only through variable annuity contracts and life insurance policies, and shares of the Funds are held in subaccounts of affiliated insurance companies. Because Fund transactions are processed by those insurance companies, rather than by the Trust, the Board of Trustees has not adopted procedures to monitor market timing activity at the Fund level, but rather has approved monitoring procedures designed to detect and deter market timing activities at the contract or policy level.

Your variable annuity or variable life insurance prospectus contains a description of the market timing detection and deterrence policy at the contract or policy level. Please refer to your annuity contract or life insurance policy prospectus for specific details on transfers between accounts.

The procedures that are designed to detect and deter market timing activities at the contract or policy level cannot provide a guarantee that all market timing activity will be identified and restricted. In addition, state law and the terms of some contracts and policies may prevent or restrict the effectiveness of the market timing procedures from stopping certain market timing activity. Market timing activity that is not identified, prevented, or restricted may adversely impact the performance of a Fund.

DISTRIBUTION (12B-1) FEES
Distribution fees ("12b-1 fees") compensate the Distributor and other dealers and investment representatives for services and expenses relating to the distribution of the Funds' shares in connection with the variable products through which Fund shares are sold. 12b-1 fees are paid from Fund assets on an ongoing basis. Over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

Each of the Funds pays an annual 12b-1 fee in the maximum amount of 0.25% of their average daily net assets.

DIVIDENDS, DISTRIBUTIONS AND TAXES
Any income a Fund receives is paid out, less expenses, in the form of dividends to its shareholders. Shares begin accruing dividends on the day they are purchased. Income dividends are usually paid annually. Capital gains for all Funds are distributed at least annually.

All dividends and capital gain distributions will be automatically reinvested in additional shares of a Fund at the net asset value of such shares on the payment date.

--------------------------------------------------------------------------------
     THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST *Prospectus* May 1, 2007
                                       27

Each Fund is treated as a separate corporate entity for tax purposes. Each Fund intends to elect to be treated as a regulated investment company and each Fund intends to qualify for such treatment for each taxable year under Subchapter M of the Internal Revenue Code of 1986, as amended. In addition, each Fund will diversify its investments so that on the last day of each quarter of a calendar year, no more than 55% of the value of its total assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. For this purpose, securities of a given issuer generally are treated as one investment and each U.S. Government agency or instrumentality is treated as a separate issuer. Any security issued, guaranteed, or insured (to the extent so guaranteed or insured) by the U.S. Government or an agency or instrumentality of the U.S. Government is treated as a security issued by the U.S. Government or its agency or instrumentality, whichever is applicable. If a Fund fails to meet this diversification requirement, income with respect to variable insurance contracts invested in the Fund at any time during the calendar quarter in which the failure occurred could become currently taxable to the owners of the contracts. Similarly, income for prior periods with respect to such contracts also could be taxable, most likely in the year of the failure to achieve the required diversification. Provided that a Fund and a separate account investing in the Fund satisfy applicable tax requirements, any distributions from the Fund to the separate account will be exempt from current federal income taxation to the extent that such distributions accumulate in a variable annuity contract or a variable life insurance policy.

Persons investing in variable annuity contracts or variable life insurance policies should refer to the prospectuses with respect to such contracts or policies for further information regarding the tax treatment of the contracts or policies and the separate accounts in which the contracts or policies are invested.

--------------------------------------------------------------------------------
     THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST *Prospectus* May 1, 2007
                                       28

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS
The financial highlights tables are intended to help you understand the financial performance of the Funds for the periods shown. Certain information reflects financial results for a single Fund share. The total returns in the tables represent returns that you would have earned (or lost) on an investment in the indicated Fund (assuming reinvestment of all dividends and distributions). The returns include reinvested dividends and fund level expenses, but exclude insurance contract charges. If insurance contract charges were included, the return would be reduced.

This information has been derived from information audited by KPMG LLP, independent registered public accounting firm, whose report, along with the Funds' financial statements, are included in the Annual Report to Shareholders and incorporated by reference into the Statement of Additional Information. This should be read in conjunction with those financial statements. Copies of such Annual Report are available without charge upon written request from the Funds at 3435 Stelzer Road, Columbus, Ohio 43219, or by calling toll free 1-877-833 7113.

AZL DREYFUS FOUNDERS EQUITY GROWTH FUND
(SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD INDICATED)

                                                                          YEAR ENDED DECEMBER 31,
                                                  -------------------------------------------------------------------
                                                      2006          2005           2004          2003         2002
                                                  -----------   -----------    -----------   -----------  --------
NET ASSET VALUE, BEGINNING OF PERIOD              $   9.84      $   9.77       $   9.07      $   7.30     $   10.55
                                                  --------      --------       --------      --------     ---------
INVESTMENT ACTIVITIES:
  Net Investment Income/(Loss)                        0.01          --*             0.03          (0.01)      (0.01)
  Net Realized and Unrealized Gains/(Losses)
    on Investments                                    1.22          0.44           0.66          1.78         (3.23)
  Net realized gain from payment by affiliate
    for the disposal of investments in
    violation of restrictions                         --             --              0.01          --            --
                                                  --------       ---------       --------      --------      ------
  Total from Investment Activities                    1.23          0.44           0.70          1.77         (3.24)
                                                  --------      --------       --------      --------     ---------
DIVIDENDS TO SHAREHOLDERS FROM:
  Net Investment Income                               --*            (0.03)         --             --            --
  Net Realized Gains                                  (0.55)        (0.34)         --             --            (0.01)
                                                  ---------     ---------      ---------      ---------     ---------
  Total Dividends                                     (0.55)        (0.37)         --             --            (0.01)
                                                  ---------     ---------      --------       ---------     ---------
NET ASSET VALUE, END OF PERIOD                    $   10.52     $   9.84       $   9.77      $   9.07     $   7.30
                                                  =========     ========       ========      ========     ========
TOTAL RETURN**                                        12.93%        4.56%          7.72%         24.25%       (30.70)%
------------------------------------------------- ------------- -------------- ------------- ------------ ----------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA:
Net Assets, End of Period ($000's)                $   120,849   $   88,325     $   76,509    $   52,200   $   19,191
Net Investment Income/(Loss)                          0.12%         0.00%          0.36%         (0.16)%      (0.30)%
Expenses Before Reductions***                         1.19%         1.22%          1.26%         1.39%        2.15%
Expenses Net of Reductions                            1.19%         1.19%          1.17%         1.10%        1.10%
Expenses Net of Reductions(a)                         1.19%         1.20%          N/A           N/A          N/A
Portfolio Turnover Rate                               117.91%       134.74%        171.66%       44.54%       34.77%

*        Amount less than $.005.
** The returns include reinvested dividends and fund level expenses, but exclude insurance contract charges. If these charges were included, the returns would have been lower.
*** During the period, certain fees were reduced. If such fee reductions had not occurred, the ratios would have been as indicated.
(a)      Expenses net of reductions exclude expenses paid indirectly.

--------------------------------------------------------------------------------
     THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST *Prospectus* May 1, 2007
                                       29


AZL OCC VALUE FUND
(SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD INDICATED)

                                                                            YEAR ENDED DECEMBER 31,
                                                 ------------------------------------------------------------------------
                                                     2006           2005            2004            2003          2002
                                                 -----------    -----------     -----------     -----------   --------
NET ASSET VALUE, BEGINNING OF PERIOD             $   13.20      $   13.60       $   11.77       $   8.15      $   10.96
                                                 ---------      ---------       ---------       --------      ---------
INVESTMENT ACTIVITIES:
  Net Investment Income/(Loss)                       0.19           0.10            0.06            0.06          0.02
  Net Realized and Unrealized Gains/(Losses)
    on Investments                                   2.36           0.23            1.87            3.62          (2.74)
                                                 --------       --------        --------        --------      ---------
  Total from Investment Activities                   2.55           0.33            1.93            3.68          (2.72)
                                                 --------       --------        --------        --------      ---------
DIVIDENDS TO SHAREHOLDERS FROM:
  Net Investment Income                              (0.12)         (0.03)          (0.02)          (0.06)        (0.02)
  Net Realized Gains                                 (1.01)         (0.70)          (0.08)          --             (0.07)
                                                 ---------      ---------       ---------       ---------      ---------
  Total Dividends                                    (1.13)         (0.73)          (0.10)          (0.06)        (0.09)
                                                 ---------      ---------       ---------       ---------     ---------
NET ASSET VALUE, END OF PERIOD                   $   14.62      $   13.20       $   13.60       $   11.77     $   8.15
                                                 =========      =========       =========       =========     ========

TOTAL RETURN*                                        20.11%         2.67%           16.52%          45.21%    (24.90)%
------------------------------------------------ -------------- --------------- --------------- ------------- -----------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA:
Net Assets, End of Period ($000's)               $   246,575    $   223,695     $   229,389     $   84,964    $   23,347
Net Investment Income/(Loss)                         1.29%          0.76%           0.56%           0.73%         0.57%
Expenses Before Reductions**                         1.15%          1.20%           1.19%           1.27%         1.78%
Expenses Net of Reductions                           1.12%          1.15%           1.18%           1.10%         1.10%
Expenses Net of Reductions(a)                        1.15%          1.20%           N/A             N/A           N/A

Portfolio Turnover Rate                              85.04%         122.68%         38.88%          80.85%    115.67%

* The returns include reinvested dividends and fund level expenses, but exclude insurance contract charges. If these charges were included, the returns would have been lower.
** During the period, certain fees were reduced. If such fee reductions had not occurred, the ratios would have been as indicated.
(a)      Expenses net of reductions exclude expenses paid indirectly.

AZL VAN KAMPEN COMSTOCK FUND
(SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD INDICATED)

                                                                      YEAR ENDED DECEMBER 31,
                                           ------------------------------------------------------------------------
                                               2006          2005          2004          2003         2002
                                           -----------   -----------   -----------   -----------  --------
NET ASSET VALUE, BEGINNING OF PERIOD       $   11.15     $   11.23     $   9.63      $   7.44     $   9.39
                                           ---------     ---------     --------      --------     --------
INVESTMENT ACTIVITIES:
  Net Investment Income/(Loss)                 0.18          0.11          0.10          0.08         0.03
  Net Realized and Unrealized
    Gains/(Losses) on Investments              1.52          0.31          1.54          2.19         (1.92)
                                           --------      --------      --------      --------     ---------
  Total from Investment Activities             1.70          0.42          1.64          2.27         (1.89)
                                           --------      --------      --------      --------     ---------
DIVIDENDS TO SHAREHOLDERS FROM:
  Net Investment Income                        (0.13)        (0.04)        (0.04)        (0.08)       (0.03)
  Net Realized Gains                           (0.72)        (0.46)        --             --            (0.03)
                                           ---------     ---------     ---------      ---------     ---------
  Total Dividends                              (0.85)        (0.50)        (0.04)        (0.08)       (0.06)
                                           ---------     ---------     ---------     ---------    ---------
NET ASSET VALUE, END OF PERIOD             $   12.00     $   11.15     $   11.23     $   9.63     $   7.44
                                           =========     =========     =========     ========     ========
TOTAL RETURN*                                  15.76%        3.92%         17.12%        30.53%       (19.87)%
------------------------------------------ ------------- ------------- ------------- ------------ -------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA:
Net Assets, End of Period ($000's)         $   705,155   $   559,933   $   380,374   $   201,265  $   72,833
Net Investment Income/(Loss)                   1.71%         1.44%         1.13%         1.08%        1.14%
Expenses Before Reductions**                   1.08%         1.19%         1.20%         1.28%        1.48%
Expenses Net of Reductions                     1.05%         1.18%         1.20%         1.20%        1.20%
Expenses Net of Reductions(a)                  1.05%         1.19%         N/A           N/A          N/A
Portfolio Turnover Rate                        28.14%        30.83%        31.77%        36.85%       49.06%

* The returns include reinvested dividends and fund level expenses, but exclude insurance contract charges. If these charges were included, the returns would have been lower.
** During the period, certain fees were reduced. If such fee reductions had not occurred, the ratios would have been as indicated.
(a)    Expenses net of reductions exclude expenses paid indirectly.

--------------------------------------------------------------------------------
     THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST *Prospectus* May 1, 2007
                                       30


AZL VAN KAMPEN MID CAP GROWTH FUND
(SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD INDICATED)

                                                                             YEAR ENDED DECEMBER 31,
                                                  ------------------------------------------------------------------------
                                                      2006        2005          2004           2003         2002
                                                  ----------- -----------   -----------    -----------  --------
NET ASSET VALUE, BEGINNING OF PERIOD              $   12.75   $   10.95     $   9.35       $   7.28     $   9.61
                                                  ---------   ---------     --------       --------     --------
INVESTMENT ACTIVITIES:
  Net Investment Income/(Loss)                         --*         (0.05)        (0.06)         (0.05)       (0.02)
  Net Realized and Unrealized Gains/(Losses)
    on Investments                                    1.14        1.97          1.99           2.12         (2.31)
                                                  --------    --------      --------       --------     ---------
  Total from Investment Activities                    1.14        1.92          1.93           2.07         (2.33)
                                                  --------    --------      --------       --------     ---------
DIVIDENDS TO SHAREHOLDERS FROM:
  Net Realized Gains                                  (0.41)      (0.12)        (0.33)         --            --
                                                  ---------   ---------     ---------      --------      ------
  Total Dividends                                     (0.41)      (0.12)        (0.33)         --            --
                                                  ---------   ---------     ---------      --------      ------
NET ASSET VALUE, END OF PERIOD                    $   13.48   $   12.75     $   10.95      $   9.35     $   7.28
                                                  =========   =========     =========      ========     ========
TOTAL RETURN**                                        9.21%       17.54%        21.23%         28.43%       (24.25)%
------------------------------------------------- ----------- ------------- -------------- ------------ -------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA:
                                                  $
Net Assets, End of Period ($000's)                305,006     $   228,828   $   90,010     $   52,424   $   19,053
Net Investment Income/(Loss)                          0.04%       (0.63)%       (0.77)%        (0.73)%      (0.50)%
Expenses Before Reductions***                         1.21%       1.30%         1.32%          1.48%        2.31%
Expenses Net of Reductions                            1.16%       1.24%         1.27%          1.20%        1.20%
Expenses Net of Reductions(a)                         1.18%       1.30%         N/A            N/A          N/A
Portfolio Turnover Rate                               70.25%      83.78%        123.60%        229.34%      179.22%

*      Amount less than $.005.
** The returns include reinvested dividends and fund level expenses, but exclude insurance contract charges. If these charges were included, the returns would have been lower.
*** During the period, certain fees were reduced. If such fee reductions had not occurred, the ratios would have been as indicated.
(a)    Expenses net of reductions exclude expenses paid indirectly.

--------------------------------------------------------------------------------
     THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST *Prospectus* May 1, 2007
                                       31

THIS PROSPECTUS IS INTENDED FOR USE ONLY WHEN ACCOMPANIED OR PRECEDED BY A VARIABLE PRODUCT PROSPECTUS.


--------------------------------------------------------------------------------
FOR MORE INFORMATION ABOUT THE FUNDS, THE FOLLOWING DOCUMENTS ARE AVAILABLE FREE UPON REQUEST:
ANNUAL/SEMI-ANNUAL REPORTS (SHAREHOLDER REPORTS):
Each Fund's annual and semi-annual reports to shareholders contain additional information about the Funds' investments. In the annual report, you will find a discussion of the market conditions and investment strategies that significantly affected each Fund's performance, except the AZL Money Market Fund, during its last fiscal year.

PROXY VOTING RECORDS
Information regarding how the Funds voted proxies relating to portfolio securities during the most recent 12 month period ended June 30 is available without charge.

STATEMENT OF ADDITIONAL INFORMATION (SAI):
The SAI provides more detailed information about the Funds, including their respective operations and investment policies. It is incorporated by reference and is legally considered a part of this Prospectus.

YOUR REQUEST FOR FREE DOCUMENTS MAY BE MADE IN THE FOLLOWING WAYS:
-------------------------------- ----------------------------- ----------------------------- -------------------------------
SHAREHOLDER REPORTS              Contact a broker or           Contact the Funds at:         Access the Allianz Life
AND THE SAI                      investment adviser that       3435 STELZER ROAD,            website at:
                                 sells products that offer     COLUMBUS, OHIO 43219          HTTPS://WWW.ALLIANZLIFE.COM
                                 the Funds.                    (TOLL-FREE) 1-877-833-7113
-------------------------------- -------------------------------------------------------------------------------------------
PROXY VOTING RECORDS             Access the Allianz Life website at: HTTPS://WWW.ALLIANZLIFE.COM
-------------------------------- -------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
INFORMATION FROM THE SECURITIES AND EXCHANGE COMMISSION:
You can review information about the Funds (including the SAI), and obtain copies, after paying a duplicating fee, from the SEC as follows:

IN PERSON:
Public Reference Room in Washington, D.C.
(For their hours of operation, call 1-202-551-8090.)

BY MAIL:
Securities and Exchange Commission
Public Reference Section
100 F Street NE
Washington, D.C. 20549-0102

ON THE EDGAR DATABASE VIA THE INTERNET:
www.sec.gov

BY ELECTRONIC REQUEST:
publicinfo@sec.gov.

The SEC charges a fee to copy any documents.







Investment Company Act file no. 811-09491